                                                                    EXHIBIT 10.9


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into this 28th day of July, 1998, by and between DEBRA MCCREIGHT, an individual resident of the State of Minnesota (the "Employee") and ARGENBRIGHT, INC., a Georgia corporation (the "Employer").

                               W I T N E S S E T H:

         WHEREAS, Gage Marketing Group, LLC ("Gage"), Adistra Group, LLC ("Adistra"), Gage, Inc. ("Gage-Texas") and Gage Marketing De Mexico, S.A. De C.V. ("Gage-Mexico," and together with the foregoing entities, the "MSS Group"), Edwin C. Gage, Barbara C. Gage and the Employer entered into an Asset Purchase Agreement, dated the date hereof (the "Asset Purchase Agreement"), pursuant to which the Employer purchased certain assets of the MSS Group and assumed certain obligations and liabilities of the MSS Group; and

         WHEREAS, the Employee is a key employee of MSS Group;

         NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         SECTION 1. Employment.

         Subject to the terms hereof, the Employer hereby employs the Employee, and the Employee hereby accepts such employments. The Employee will serve as the Vice President of Human Resources of Gage Marketing Services a division of the Employer and in such other capacity as the Board of Directors of AHL Services, Inc. (the "Board of Directors") may hereafter from time to time determine. The Employee agrees to devote the Employee's full business time and best efforts to the performance of the duties that the Employer may assign the Employee from time to time.

         SECTION 2. Term of Employment.

         2.1 Term. The initial term of the Employee's employment hereunder (the "Term") will be from the date of this Agreement until the earlier of (a) August 1, 2001, or (b) the occurrence of any of the following events:

                  (i) The death or total disability of the Employee ("total disability" meaning the failure of the Employee to perform fully her normal required services hereunder for a period of three months during any consecutive 12 month period during the term hereof, as determined by the Board of Directors, by reason of mental or physical disability); or

                  (ii) The termination by the Employer of the Employee's employment hereunder, upon prior written notice to the Employee, for "good cause," as determined in good faith by the Board of Directors. For purposes of this Agreement, "good cause" for termination of the Employee's employment will exist (A) if the Employee is convicted of, pleads guilty to, or admits in writing to any felony or any act of fraud, misappropriation or embezzlement, (B) if the Employee has engaged in a dishonest act or in conduct or activities materially damaging to the property, business, or reputation of the Employer or an affiliate of the Employer, (C) if the Employee fails to comply with the terms of this Agreement, and, within 30 days after written notice from the Employer of such failure, the Employee has not corrected such failure or, having once received such notice of failure and having so corrected such failure, the Employee at any time thereafter again fails to comply with the terms of the Agreement by reason of the same such failure, or (D) if the Employee violates any of the provisions contained in Section 4 or 5 of this Agreement.

         Following the initial term, the term of the Employee's employment hereunder will renew automatically for successive one-year terms unless either party notifies the other, at least 90 days before the end of the term, that the Employee or the Employer does not wish to renew beyond that term (each renewal term being referred to as a "Renewal Term"). Employee shall provide Employer at least 90 days' prior written notice of Employee's voluntary termination of this Agreement.

         SECTION 3. Compensation and Benefits

         3.1 Compensation. The Employer will provide the Employee with the following salary, employee benefits, and expense reimbursement during the term of employment hereunder:

                  (a)      Salary. The Employee will be paid a salary
(the "Salary") of One Hundred Thousand ($100,000) per annum for the period of the Term (or such greater amount as determined by the Board of Directors during the Term or any Renewal Term, subject to annual review), less deductions and withholdings required by applicable law. The Salary will be paid to the Employee in equal monthly installments (or on such more frequent basis as other similarly positioned employees of the Employer to the Employee are compensated).

                  (b) Bonus. For calendar year 1998, Employer shall continue the Gage bonus plan (the "Gage Plan") under which Employee is currently eligible, and pursuant to the Gage Plan Employee shall receive 30% of Employee's Salary. Employer will establish a bonus plan in which Employee will be eligible to participate in years subsequent to 1998, the terms of which may vary from the terms of this Agreement in an amount of 30% of Employee's Salary upon conditions established at the discretion of Employer.

                  (c) Benefit Plans. The Employee may anticipate in the medical, dental, disability, hospitalization, life insurance and other benefit plans (such as pension and profit sharing plans) as the Employer maintains from time to time for the benefit of other similarly positioned employees of the Employer to the Employee, on the terms and subject to the conditions set forth in such plans.

                  (d) Vacation Period. Employee shall receive vacation time according to the terms set forth by AHL policy.

                  (e) Expense Reimbursement. The Employer will reimburse the Employee for reasonable business expenses incurred by the Employee on behalf of the Employer subject to the Employee's compliance with expense approval and reimbursement policies and procedures in effect from time to time.

                  (f) Stock Options. At the first meeting of Employer's Board of Directors after consummation of the transaction contemplated in the Asset Purchase Agreement, Employer will grant Employee options to purchase 5,000 shares of Employer's Common Stock. The exercise price of the options will be the fair market value of Employer's common stock at date of grant, and such options will vest in equal installments over four years from the date of grant.

         3.2      Effect of Termination.

                  (a) If the Employee is terminated by the Employer at any time for good cause, the Employee will be entitled to all compensation and benefits earned or accrued under Section 3.1 as of the effective date of termination, but from and after the date of termination no additional compensation or benefits will be paid to the Employee.

                  (b) If the Employee is terminated by the Employer at any time without good cause, the Employee will be entitled to a severance package consisting of the Employee's Salary for six months, payable in monthly increments.

         SECTION 4.        Noncompetition and Confidential Information.

         4.1      Definitions.  The following definitions will apply to this
Agreement:

                  (a) "Business" means the marketing executional support services business as previously conducted by the MSS Group and as hereafter conducted by the Employer.

                  (b) "Company Activities" means all activities of the type previously conducted by the MSS Group as a part of its business as well as all activities of the type hereafter conducted by the Employer through the

                           MSS Group division of the Employer. For purposes of reference, at the date of this Agreement, Company Activities involve the offering and provision of marketing executional support services.

                  (c) "Customer" means actual customers or actively sought prospective customers of Employer during the Term. A prospective customer of Employee is any individual or entity that has met with a sales representative concerning the MSS Group and/or its services during the Term.

                  (d) "Confidential Information" means any data or information of the Employer, other than Trade Secrets, which is valuable to the Employer and not generally known to its competitors.

                  (e) "Noncompete Period" and "Nonsolicitation Period" means the period during the Employee's employment with the Employer and for a period of one year after the termination of the Employee's employment with the Employer.

                  (f) "Territory" means the county of Hennepin in the State of Minnesota, including those areas within a 50 mile radius of the boundaries of Hennepin County, and all other counties in which the Company Activities are conducted during the Noncompete Period by the MSS Group division of the Employer.

                  (g) "Trade Secrets" mean information, without regard to form, including, but not limited to, technical or nontechnical data, a formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, product plan, list of actual or potential customers or suppliers which is not commonly known by or available to the public and which information
(a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. For purpose of this Agreement, the term Trade Secrets does not include information that is or becomes generally known to the public after disclosure by the Employer.

         4.2 Trade Secrets. The Employer will hold in confidence at all times after the date hereof all Trade Secrets, and will not disclose, publish or make use at any time after the date hereof of Trade Secrets without the prior written consent of the Employer. Nothing in this Agreement diminishes the Employer's rights regarding the protection of trade secrets pursuant to applicable law.

         4.3 Trade Name and Confidential Information. The Employee hereby agrees that:

                  (a) During the Noncompete Period, the Employee will not, directly or by assisting other (except the Employer and its affiliates), own, manage, operate, join, control, consult or participate in the ownership, management, operation or control of any business that conducts Company Activities under any corporate or trade name of the Employer, including without limitations, "Gage Marketing Support Services" or any similar name, without the prior written consent of the Employer; and

                  (b) During the period of the Employee's employment with the Employer and for a period of two years after termination of employment, the Employee will hold in confidence all Confidential Information and will not disclose, publish or make use of Confidential Information, other than for Company Activities, without the prior written consent of the Employer.

         4.4      Noncompetition.

                  (a) Coverage. The Employee acknowledges that the Employee will manage and conduct Company Activities throughout the Territory. The Employee acknowledges that to protect adequately the interest of the Employer in the Business, it is essential that any noncompete covenant with respect thereto cover all Company Activities within the entire Territory.

                  (b) Covenant. The Employee hereby agrees that the Employee will not, during the Noncompete Period, directly or indirectly by assisting others, engage in or have an equity or profit interest in, or render services of an executive, marketing, administrative, financial or consulting nature to any business that conducts Company Activities in the Territory. Notwithstanding anything in this Section 4.4 to the contrary, nothing contained in this Agreement prohibits the Employee from acquiring not more than five percent of any company whose common stock is publicly traded on a national securities exchange or in the over-the-counter market.

         4.5      Nonsolicitation.

                  Employee hereby agrees that he or she will not, during the Nonsolicitation Period, in any manner (other than as an Employee of or a consultant to the Employer), directly or by assisting others:

                  (a) solicit or attempt to solicit, any business from any current or former Customer of the MSS Group which is a party to any contracts, agreements or other instruments with the Employer or a direct or indirect subsidiary of the Employer (including, without limitation, arrangements to perform services for customers that are not currently performed pursuant to contracts) for purposes of providing products or services that are competitive with the Company Activities; or

                  (b) hire or attempt to hire on the Employee's behalf or on behalf of any other person, firm or corporation, any the Employees of the Employer or its affiliates with whom the Employee has material contact during the Employee's employment with the Employer.

         SECTION 5.        Severability.

                  If a judicial determination is made that any of the provisions of this Agreement constitutes an unreasonable or otherwise unenforceable restriction against the Employee, the provisions of this Agreement will be rendered void only to the extent that such judicial determination and the Employer hereby agree that any judicial authority construing this Agreement are empowered to sever any portion of the Territory, any prohibited business activity or any time period from the coverage of this Agreement and to apply the provisions of this Agreement to the remaining portion of the Territory, the remaining business activities and the remaining time period not so severed by such judicial authority. The time period during which the prohibitions set forth in this Agreement apply will be tolled and suspended for a period equal to the aggregate quantity of time during which the Employee violates such prohibitions in any respect. Moreover, notwithstanding the fact that any provision of this Agreement is determined not to be specifically enforceable, either party will nevertheless be entitled to recover monetary damages as a result of the breach of any such provision by the other party.

         SECTION 6.        Miscellaneous.

         6.1 Binding Effect. This Agreement inures to the benefit of and is binding upon the Employer, its successors and assigns and the Employee and the Employee's personal representatives and assigns; provided, however, that the Employee may not assign or otherwise delegate any of the Employee's obligations or rights hereunder without the prior written consent of the Employer.

         6.2 Governing Law. This Agreement is deemed to be made in, and in all respects will be interpreted, construed and governed by and in accordance with, the laws of the State of Minnesota (without regard to the conflicts of law principles thereof).

         6.3 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

         6.4 Notices. All notices, communications and deliveries hereunder must be made in writing signed by or on behalf of the party making the same and must be delivered personally or by telecopy transmission or sent registered or certified mail (return receipt requested) or by any national overnight courier service (with postage and other fees prepaid) as follows:

                           (a)      To the Employee:

                                    Debra McCreight

                           (b)      To the Employer:

                                    Argenbright, Inc.
                                    3353 Peachtree Road, NE
                                    Suite 1120
                                    Atlanta, GA 30326
                                    Attn: David L. Gamsey
                                    Telecopy No.: (404) 267-2230

                                    With a copy to:

                                    King & Spalding
                                    191 Peachtree Street
                                    Atlanta, Georgia 30303
                                    Attn: Russell B. Richards, Esq.
                                    Telecopy No.: (404) 572-5145

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing. Any such notice, communication or delivery will be deemed given or made (a) on the date of delivery if delivered in person (by courier service or otherwise), (b) upon transmission by facsimile if receipt is confirmed by telephone, provided transmission is made during regular business hours, or if not, the next business day, or (c) on the fifth business day after it is mailed by registered mail or certified mail.

         6.5. Counterparts. This Agreement may be exercised in two or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

         6.6. Entire Agreement; Amendments. This Agreement embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such matter. This Agreement may be modified by written instrument signed by each of the parties hereto.

         6.7 WAIVER OF CONDITIONS. Any party may, at its option, waive in writing any or all of the conditions herein contained to which its obligations hereunder are subject. No waiver of any provision of their Agreement, however, constitutes a waiver of any other provision (whether or not similar), nor will a waiver constitute a continuing waiver unless otherwise expressly provided.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                             ARGENBRIGHT, INC.


                                             By: /s/ Henry F. Anthony
                                                 -----------------------------
                                                 Name:  Henry F. Anthony
                                                 Title: VP - HR
                                                       -----------------------

                                             EMPLOYEE:

                                             /s/ Debra McCreight
                                             ---------------------------------
                                             DEBRA MCCREIGHT